UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
TEKTRONIX, INC.
(Exact name of registrant as specified in its charter)

OREGON	001-04837	93-0343990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 SW Karl Braun Drive Beaverton, Oregon (Address of principal executive offices)	97077 (Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111
No Change
(Former name or former address, if changed since last report.)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 20, 2006 the Organization and Compensation Committee of the Board of Directors (the “Committee”) of the Company established annual Company performance objectives under the Company’s Annual Performance Incentive Plan, the Company’s annual cash incentive compensation plan for executive officers. The Company’s performance objectives under the plan for the fiscal year ending May 26, 2007 are specified levels of net sales and operating income before income taxes (excluding nonrecurring items at the discretion of the Committee). Fifty percent of the participant’s award is based on net sales and fifty percent of the award is based on operating income before income taxes. If Company performance on a measure is below the threshold level, no incentive payment will be made for that measure.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 22, 2006

TEKTRONIX, INC.
By:	/s/ JAMES F. DALTON
James F. Dalton
Senior Vice President, General Counsel, and Secretary